Exhibit 99.1

Primus Announces Private Exchange Offers and Consent Solicitations for Existing Indebtedness

MCLEAN, VA – February 9, 2011 – Primus Telecommunications Group, Incorporated (OTCBB: PMUG) (“Primus”), a global facilities-based integrated provider of advanced telecommunications products and services, announced today the commencement of private offers to exchange (the “Exchange Offers”) up to $240 million of new 9.50% Senior Secured Notes due 2019 (the “New Notes”) issued by Primus Telecommunications Holding, Inc. (the “Issuer”) for outstanding Units representing $130 million of 13.00% Senior Secured Notes due 2016 (the “13.00% Notes”) issued by the Issuer and Primus Telecommunications Canada Inc. (CUSIP Nos. 74164BAD4, U74197AB7 and 74164BAE2) and $114 million of 14.25% Senior Subordinated Notes due 2013 (the “14.25% Notes”) issued by Primus Telecommunications IHC, Inc. (CUSIP No. 74163XAE5, and together with the 13.00% Notes, the “Old Notes”).

Subject to the terms and conditions of the Exchange Offers, the Issuer is offering $1,140 principal amount of New Notes for each $1,000 principal amount of 13.00% Notes validly tendered and accepted (and not validly withdrawn) and $1,020 principal amount of New Notes for each $1,000 principal amount of 14.25% Notes validly tendered and accepted (and not validly withdrawn), provided that the maximum aggregate principal amount of New Notes issued in the Exchange Offers will not exceed $240 million (the “Maximum Issue Amount”). The Issuer will also make a cash payment for accrued and unpaid interest on the Old Notes validly tendered and accepted (and not validly withdrawn) up to, but not including, the settlement date for the Exchange Offers.

The aggregate principal amount of Old Notes that are accepted for exchange will be based on the acceptance priority level for each series of Old Notes. The Issuer will accept for exchange (1) first, any and all 13.00% Notes validly tendered (and not validly withdrawn) and (2) second, the maximum aggregate principal amount of 14.25% Notes validly tendered (and not validly withdrawn) on a pro rata basis, such that the aggregate principal amount of New Notes issued in the Exchange Offers does not exceed the Maximum Issue Amount.

Concurrently with the Exchange Offers, the issuers of the Old Notes are soliciting consents (the “Consent Solicitations”) from holders of Old Notes (the “Holders”) to (i) amend the indentures governing the Old Notes to eliminate certain restrictive covenants and certain events of default (the “Amendments”) and (ii) release collateral securing the 13.00% Notes (the “Lien Release”). In order to adopt the Amendments, consents from Holders of not less than a majority in outstanding aggregate principal amount of each series of Old Notes are required, while consents from Holders of not less than 66 2/3% of the outstanding aggregate principal amount of 13.00% Notes are required to adopt the Lien Release, in each case excluding Old Notes owned by Primus and its affiliates. A tender of Old Notes by any Holder in the Exchange Offers will be deemed to constitute consent in the Consent Solicitations to the adoption of the Amendments and the Lien Release, as applicable. No separate payment for consents will be made; however, acceptance of Old Notes that are validly tendered in connection with such consents shall be deemed to be, in part, consideration for such consents.

Conditions to the Exchange Offers and Consent Solicitations include but are not limited to a minimum participation condition that Holders of not less than 66 2/3% of the outstanding aggregate principal amount of 13.00% Notes and Holders of not less than a majority of the outstanding aggregate principal amount of 14.25% Notes participate in the Exchange Offers and Consent Solicitations, in each case excluding Old Notes owned by Primus and its affiliates. Subject to applicable law, Primus and its subsidiaries may freely amend, extend or terminate the Exchange Offers and Consent Solicitations.

The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on March 23, 2011, unless extended or earlier terminated (the “Expiration Time”) by the Issuer. Holders may withdraw their tendered Old Notes at any time prior to the Expiration Time.

The New Notes will bear interest at rate of 9.50% and will mature on April 15, 2019. Payment of all principal and interest on the New Notes will be, subject to certain exceptions and limitations, senior secured obligations of the Issuer, Primus and certain of Primus’s domestic subsidiaries.

The New Notes will not be registered under the Securities Act of 1933 (as amended, the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account or benefit of any U.S. person, except pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, the New Notes are being offered and issued only (i) in the United States, to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) outside the United States, to persons who are not “U.S. persons” (as defined in Regulation S under the Securities Act) and (iii) to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

The complete terms and conditions of the Exchange Offers and Consent Solicitations are set forth in the confidential offering circular and consent solicitation statement and related letter of transmittal and consent. Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to Holders of Old Notes who complete and return a letter of eligibility confirming that they are qualified institutional buyers, non-U.S. persons or institutional accredited investors. Holders who desire a copy of the eligibility letter or persons with questions about the Exchange Offers and Consent Solicitations should contact the Information and Exchange Agent for the Exchange Offers and Consent Solicitations, D.F. King & Co., Inc., at: (800) 848-3416 (toll free) or (212) 269-5550 (banks and brokers only).

This news release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Old Notes nor an offer to sell the New Notes. The offers to exchange Old Notes of certain subsidiaries of Primus are only being made pursuant to the offering circular and consent solicitation statement and the related letter of transmittal and consent that Primus is distributing to eligible holders in connection with the Exchange Offers and Consent Solicitations.

About Primus

Primus Telecommunications Group, Incorporated is a leading provider of advanced communication solutions, including traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil. Primus is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. Primus owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia, and Brazil. Founded in 1994, Primus is headquartered in McLean, Virginia.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the Exchange Offers and Consent Solicitations, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially including, among other things, those outlined in our filings with the SEC, including Primus’s most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q, on file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, Primus does not intend to update or revise its statements made in this press release, whether as a result of new information, future events or otherwise.

Primus Investor Relations Contacts:
Primus Richard Ramlall, SVP Corporate Development and Chief Communications Officer 703-748-8050 ir@primustel.com	Lippert/Heilshorn & Assoc., Inc. Carolyn Capaccio 212-838-3777 ccapaccio@lhai.com